Exhibit 99.1

Nextracker Rebrands as Nextpower to Reflect the Company’s Position as an Integrated Power Technology Innovator
Announces development of power conversion product line to expand the company’s portfolio of customer solutions
Hosts Capital Markets Day; announces FY27 outlook and FY30 financial targets
FREMONT, Calif., November 12, 2025 — Nextracker (Nasdaq: NXT), today announced its corporate rebranding to Nextpower™, marking its transformation into a global supplier of fully integrated energy technology solutions. The new brand reflects Nextracker’s evolution from the global leader in solar tracking into a full-platform company, delivering an integrated portfolio of advanced technologies and services for utility-scale solar power plants.

Nextpower delivers an integrated, connected ecosystem spanning structural, electrical, and digital solutions across the full lifecycle of advanced power plants—from design and construction through operations and maintenance. As part of its expanding technology platform, Nextpower announced the development of a new line of utility-scale power conversion systems with first shipments expected in 2026.

“Our customers want coherent, integrated solutions that install faster, perform better, and operate more reliably over their lifetime,” said Dan Shugar, founder and CEO of Nextpower. “Over the past several years, we have been systematically executing a strategy to expand our portfolio and create a comprehensive technology platform that delivers significant benefits across the solar value chain.”

“Our new name reflects this transformation,” Shugar continued. "Nextpower is building on decades of leadership in solar tracking, creating a leading integrated technology platform to support the world’s most advanced clean energy systems. The world is in an electricity super-cycle, and solar is the primary driver, adding more capacity than any other source, at lower cost. As we expand into power conversion systems (PCS), robotics, and AI, we’re enabling customer solutions engineered for the scale, reliability, and complexity of today’s solar power plants.”

In conjunction with the company’s Capital Markets Day being held today, Nextpower reaffirms its FY26 outlook and announces its FY27 outlook and long-term financial targets, including $4.8 billion to $5.6 billion in revenue by FY30, with approximately one-third of revenue expected to come from sales of non-tracker products and services.

“Our multi-year financial targets reflect our confidence in Nextpower’s growth trajectory and the strength of our business model,” said Chuck Boynton, CFO of Nextpower. “We expect to deliver continued top-line growth, expand cash generation, and fund ongoing investments in growth while maintaining healthy margins and a fortress balance sheet through disciplined execution and operational efficiency.”

Nextpower’s rebranding comes at a pivotal moment as global electricity demand accelerates, driven by the rapid rise of AI and data centers, electric transportation, and the electrification of buildings. According to the International Energy Agency, U.S. data centers will consume more electricity than all domestic energy-intensive manufacturing combined by 2030. Solar has become the lowest-cost, fastest-growing source of new electricity generation worldwide. In response, policymakers are emphasizing the strategic need for localized supply chains, an area where Nextpower has made investments for more than a decade across domestic steel, electronics, and components manufacturing.

Today, Nextracker also announced that it is changing its corporate name to Nextpower Inc. Nextpower will retain its Nasdaq ticker symbol NXT and continue operating under the same executive leadership team. The company’s complete product portfolio including trackers, foundations, eBOS, advanced module frames, robotics, software, yield management and control systems, and services will continue under the Nextpower brand architecture.

With over 150 GW of Nextpower systems shipped capacity worldwide, the company has maintained the number one global tracker market share for 10 consecutive years1. Revenue has grown from $1.9 billion (FY23) to $3.4 billion TTM through September 2025, reflecting sustained global demand for its technology.

Event Webcast Details
The live webcast of Nextpower’s Capital Markets Day will begin at 8:45 a.m. PT and conclude at approximately 12:40 p.m. PT. The presentation and Q&A sessions can be accessed via Nextpower’s investor relations website, with an archived replay available following the event. During the event, Nextpower executives will provide deeper insights into the company’s differentiated technology portfolio and strategic priorities, and near- and longer-term outlook. The program will also include panel discussions with customers and a former utility executive, and in-person attendees will tour the company’s Customer Experience Center as well as Center for Solar Excellence and R&D test field.

To learn more about the Nextpower rebrand, strategy, and new platform category, visit www.nextpower.com. View the Nextpower brand video (https://youtu.be/k5OhXP2Qs-E), and watch CEO Dan Shugar share his perspective (https://youtu.be/pMD295Uczlo) on the rebrand and company vision.

About Nextpower (formerly Nextracker)
Nextpower™ (Nasdaq: NXT) designs, engineers, and delivers an advanced energy technology platform for solar power plants, innovating across structural, electrical, and digital domains. Our integrated solutions are designed to streamline project execution, increase energy yield and long-term reliability, and enhance customer ROI. Building on over a decade of technology and market leadership, the company delivers intelligent power generation systems and services to meet rapidly expanding global electricity demand. Nextpower partners with the world’s leading energy companies to power what’s next. Learn more at www.nextpower.com.

Investor Relations Contact
Sarah Lee
investor@nextpower.com
1Through 2025 based on GW shipped – Wood Mackenzie Ltd., Global Solar PV Tracker Market Share 2025

Media Contacts
Brandy Lee
Media@nextpower.com

Alex Peterson
TigerComm (on behalf of Nextpower)
+1.203.313.7699
Alex@tigercomm.us

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including: statements relating to Nextpower’s (formerly Nextracker’s) rebrand, the expected benefits of the rebrand and transformation into a full-platform company; plans for the development of utility-scale power conversion systems (PCS) that connect solar energy to the grid and 2026 shipping expectations; statements regarding our expansion into robotics and AI; statements relating to our financial and operating outlook for FY26, FY27 and long-term financial targets, including $4.8 billion to $5.6 billion in revenue by FY30, with expectations of one-third of revenue to come from sales of non-tracker products and services; and statements regarding our anticipated sustained revenue growth, expanding cash generation, and plans for ongoing investments in growth while maintaining healthy margins and a fortress balance sheet. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our strategies, mission, plans, objectives and goals; the market demand for our products, solutions and services and our ability to deliver them to customers; projections regarding the U.S. and global demand for electricity and solar power; our competitiveness and global market share; macro-economic trends; growth opportunities and plans for future operations; changing business conditions in our industry and markets overall; and legislative, regulatory and economic developments. These forward-looking statements are based on various assumptions and on the current expectations of Nextpower’s management. These statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties that are also described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Nextpower’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other documents that Nextpower has filed or will file with the Securities and Exchange Commission. There may be additional risks that Nextpower is not aware of or that Nextpower currently believes are immaterial that could also cause actual results to differ from these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Nextpower assumes no obligation to update these forward-looking statements.